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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

1.    InfoCure Systems, Inc.
2.    SDM Acquisition, Inc.
3.    Thoroughbred Acquisition, Inc.
4.    CADI Acquisition Corp.
5.    InfoCure Australia PTY Limited
6.    DeVage PTL Limited
7.    InfoCure Orthodontics PTY Ltd.